BANKWELL FINANCIAL GROUP REPORTS OPERATING RESULTS FOR THE FIRST QUARTER AND DECLARES SECOND QUARTER DIVIDEND
New Canaan, CT – April 26, 2023 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported GAAP net income of $10.4 million, or $1.33 per share for the first quarter of 2023, versus $8.2 million, or $1.04 per share, for the same period in 2022.
The Company's Board of Directors declared a $0.20 per share cash dividend, payable May 23, 2023 to shareholders of record on May 12, 2023.
We recommend reading this earnings release in conjunction with the First Quarter 2023 Investor Presentation, located at http://investor.mybankwell.com/Presentations and included as an exhibit to our April 26, 2023 Current Report on Form 8-K.
Notes Bankwell Financial Group President and CEO, Christopher R. Gruseke:
"Bankwell delivered excellent results this quarter. Against the backdrop of a turbulent banking environment, we have maintained strong capital and liquidity levels. Our disciplined risk management practices have maintained outstanding credit quality and have protected the Bank's capital against rising interest rates. We have previously acknowledged and planned for the current environment of increased pressure on deposit costs, and can reiterate prior guidance for a year over year decline in Net Interest Income of approximately 10% for fiscal year 2023."
First Quarter 2023 Highlights:
•Total gross loans were $2.8 billion, growing $83.8 million, or 3.1%, compared to December 31, 2022.
•Deposits of $2.8 billion for the quarter ended March 31, 2023, unchanged from December 31, 2022.
•FDIC-insured deposits totaled $2.0 billion and represent 70.3% of total deposits as of March 31, 2023.
•As of March 31, 2023, the Bank has $1.5 billion immediately available liquidity, comprised of cash, AFS securities and borrowing capacity with the FHLB of Boston and FRB.
•Immediately available liquidity provides 200% coverage of uninsured deposits.
•Average yield on 2023 funded loans was 7.53% for the quarter ended March 31, 2023.
•Return on average assets was 1.30% for the quarter ended March 31, 2023.
•Return on average shareholders' equity was 17.48% for the quarter ended March 31, 2023.
•The net interest margin was 3.24% for the quarter ended March 31, 2023.
•The efficiency ratio was 46.9% for the quarter ended March 31, 2023.
•Investment securities totaled $121.1 million and represent 3.7% of total assets, with HTM securities totaling $15.9 million, or 0.5% of total assets.
•CECL adopted on January 1, 2023, resulting in a $5.1 million increase to the ACL-Loans and a $1.3 million adjustment to the ACL-Unfunded Commitments.

Earnings and Performance

Revenues (net interest income plus noninterest income) for the quarter ended March 31, 2023 were $27.1 million, versus $20.5 million for the quarter ended March 31, 2022. The increase in revenues was primarily attributable to an increase in interest and fees on loans due to loan growth and higher overall loan yields1 for the quarter ended March 31, 2023 and an increase in noninterest income mainly driven by additional SBA loan sales. The increase in revenues was partially offset by an increase in interest expense.

1 - The increase in overall loan yields was 138 bps for the quarter ended March 31, 2023

Net income for the quarter ended March 31, 2023 was $10.4 million, versus $8.2 million for the quarter ended March 31, 2022. The increase in net income was a direct result of the aforementioned increases in revenues. In addition, the increase in net income was partially offset by an increase in the provision for credit losses and an increase in noninterest expense for the quarter ended March 31, 2023.
Basic and diluted earnings per share were $1.34 and $1.33, respectively, for the quarter ended March 31, 2023 compared to basic and diluted earnings per share of $1.05 and $1.04, respectively, for the quarter ended March 31, 2022.
The net interest margin (fully taxable equivalent basis) for the quarters ended March 31, 2023 and March 31, 2022 was 3.24% and 3.30%, respectively. The decrease in the net interest margin was due to an increase in funding costs partially offset by an increase in overall loan yields.
Allowance for Credit Losses
Provision for credit losses was $826 thousand for the quarter ended March 31, 2023, bringing the ACL-Loans as a percentage of total loans to 1.01%. Provision for credit losses was $4.3 million for the quarter ended December 31, 2022. The decrease in the provision for credit losses is attributable to lower loan growth.
On January 1, 2023, the Company adopted ASC 326 Financial Instruments - Credit Losses ("CECL"). Upon adoption of CECL, the Company recorded a one-time cumulative effect, pre-tax adjustment $5.1 million to the ACL-Loans and a corresponding net of tax adjustment to beginning retained earnings. The Company also recorded a one-time cumulative effect, pre-tax adjustment of $1.3 million to the ACL-Unfunded Commitments (which is reflected in Accrued expenses and other liabilities on the Consolidated Balance Sheets) and a corresponding net of tax adjustment to beginning retained earnings.
Financial Condition
Assets totaled $3.25 billion at March 31, 2023 and remained flat compared to December 31, 2022. Gross loans totaled $2.8 billion at March 31, 2023, an increase of $83.8 million or 3.1% compared to December 31, 2022. Deposits totaled $2.8 billion at March 31, 2023, and remained flat compared to December 31, 2022.
Capital
Shareholders’ equity totaled $242.3 million as of March 31, 2023, an increase of $3.8 million compared to December 31, 2022, primarily a result of net income of $10.4 million for the quarter ended March 31, 2023. The increase was partially offset by the Day 1 CECL adoption of $4.9 million, dividends paid of $1.6 million, and a $0.9 million unfavorable impact to accumulated other comprehensive income. The unfavorable impact to accumulated other comprehensive income was driven by fair value marks on the Company's Available for sale investment securities portfolio of $6.1 million partially offset by fair value marks related to hedge positions involving interest rate swaps of $5.0 million. The Company's interest rate swaps are used to hedge interest rate risk.

About Bankwell Financial Group
Bankwell is a commercial bank that serves the banking needs of residents and businesses throughout Fairfield and New Haven Counties, Connecticut. For more information about this press release, interested parties may contact Christopher R. Gruseke, President and Chief Executive Officer or Courtney E. Sacchetti, Executive Vice President and Chief Financial Officer of Bankwell Financial Group at (203) 652-0166.
For more information, visit www.mybankwell.com.

This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the banking industry or securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

Non-GAAP Financial Measures
In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as the efficiency ratio. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures tables. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. For example, the Company believes that the efficiency ratio is useful in the assessment of financial performance, including noninterest expense control. The Company believes that tangible common equity, tangible assets, tangible common equity to tangible assets, tangible common shareholders' equity, fully diluted tangible book value per common share, adjusted noninterest expense, operating revenue, efficiency ratio, average tangible common equity, annualized return on average tangible common equity, return on average assets, return on average shareholders' equity, and the dividend payout ratio are useful to evaluate the relative strength of the Company's performance and capital position. We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands)

	March 31, 2023	December 31, 2022	March 31, 2022
ASSETS
Cash and due from banks	$249,812	$344,925	$280,471
Federal funds sold	27,370	10,754	19,022
Cash and cash equivalents	277,182	355,679	299,493

Investment securities
Marketable equity securities, at fair value	2,028	1,988	2,090
Available for sale investment securities, at fair value	103,171	103,663	98,733
Held to maturity investment securities, at amortized cost	15,931	15,983	15,979
Total investment securities	121,130	121,634	116,802
Loans receivable (net of ACL-Loans of $27,998, $22,431, and $17,141 at March 31, 2023, December 31, 2022, and March 31, 2022, respectively)	2,724,514	2,646,384	1,964,567
Accrued interest receivable	14,261	13,070	7,733
Federal Home Loan Bank stock, at cost	5,234	5,216	2,870
Premises and equipment, net	27,619	27,199	25,661
Bank-owned life insurance	50,524	50,243	49,434
Goodwill	2,589	2,589	2,589
Deferred income taxes, net	8,692	7,422	6,879
Other assets	20,573	23,013	20,849
Total assets	$3,252,318	$3,252,449	$2,496,877

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest bearing deposits	$377,667	$404,559	$412,985
Interest bearing deposits	2,420,641	2,396,259	1,753,219
Total deposits	2,798,308	2,800,818	2,166,204

Advances from the Federal Home Loan Bank	90,000	90,000	50,000
Subordinated debentures	69,020	68,959	34,471
Accrued expenses and other liabilities	52,683	54,203	35,982
Total liabilities	3,010,011	3,013,980	2,286,657

Shareholders’ equity
Common stock, no par value	115,875	115,018	114,882
Retained earnings	127,566	123,640	99,047
Accumulated other comprehensive (loss) income	(1,134)	(189)	(3,709)
Total shareholders’ equity	242,307	238,469	210,220

Total liabilities and shareholders’ equity	$3,252,318	$3,252,449	$2,496,877

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Interest and dividend income
Interest and fees on loans	$39,723	$36,545	$21,428
Interest and dividends on securities	1,000	898	720
Interest on cash and cash equivalents	3,568	2,150	154
Total interest and dividend income	44,291	39,593	22,302
Interest expense
Interest expense on deposits	17,033	11,083	2,206
Interest expense on borrowings	1,717	1,701	586
Total interest expense	18,750	12,784	2,792

Net interest income	25,541	26,809	19,510
Provision for credit losses	826	4,272	229
Net interest income after provision for credit losses	24,715	22,537	19,281
Noninterest income
Bank owned life insurance	281	273	260
Service charges and fees	286	343	240
Gains and fees from sales of loans	931	12	631
Other	28	(100)	(173)
Total noninterest income	1,526	528	958
Noninterest expense
Salaries and employee benefits	6,081	5,988	4,940
Occupancy and equipment	2,084	1,919	2,150
Professional services	1,322	912	981
Data processing	671	663	654
Director fees	392	378	352
FDIC insurance	1,062	898	223
Marketing	151	112	45
Other	928	1,601	580
Total noninterest expense	12,691	12,471	9,925
Income before income tax expense	13,550	10,594	10,314
Income tax expense	3,171	2,573	2,102
Net income	$10,379	$8,021	$8,212
Earnings Per Common Share:
Basic	$1.34	$1.04	$1.05
Diluted	$1.33	$1.04	$1.04
Weighted Average Common Shares Outstanding:
Basic	7,554,689	7,507,540	7,637,077
Diluted	7,616,671	7,563,116	7,719,405
Dividends per common share	$0.20	$0.20	$0.20

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)

	For the Quarter Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Performance ratios:
Return on average assets	1.30%	1.07%	1.35%
Return on average shareholders' equity	17.48%	13.38%	16.05%
Return on average tangible common equity	17.67%	13.52%	16.25%
Net interest margin	3.24%	3.70%	3.30%
Efficiency ratio(1)	46.9%	45.6%	48.5%
Net loan charge-offs as a % of average loans	0.02%	—%	—%
Dividend payout ratio(2)	15.04%	19.23%	19.23%
(1)Efficiency ratio is defined as noninterest expense, less other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus noninterest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.
(2)The dividend payout ratio is calculated by dividing dividends per share by earnings per share.

	As of
	March 31, 2023	December 31, 2022	March 31, 2022
Capital ratios:
Total Common Equity Tier 1 Capital to Risk-Weighted Assets(1)	10.17%	10.28%	11.20%
Total Capital to Risk-Weighted Assets(1)	11.16%	11.07%	12.00%
Tier I Capital to Risk-Weighted Assets(1)	10.17%	10.28%	11.20%
Tier I Capital to Average Assets(1)	9.22%	9.88%	9.80%
Tangible common equity to tangible assets	7.38%	7.26%	8.32%
Fully diluted tangible book value per common share	$30.56	$30.51	$26.75
(1)Represents Bank ratios. Current period capital ratios are preliminary subject to finalization of the FDIC Call Report.

BANKWELL FINANCIAL GROUP, INC.
ASSET QUALITY (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	March 31, 2023	December 31, 2022	March 31, 2022
ACL-Loans:
Balance at beginning of period	$22,431	$18,167	$16,902
Day 1 CECL Adjustment on January 1, 2023	5,079	—	—
Beginning balance January 1, 2023	27,510	18,167	16,902
Charge-offs:
Commercial business	(440)	—	—
Consumer	(12)	(11)	(4)
Total charge-offs	(452)	(11)	(4)
Recoveries:
Commercial real estate	—	—	—
Commercial business	—	—	13
Consumer	6	3	1
Total recoveries	6	3	14
Net loan (charge-offs) recoveries	(446)	(8)	10
Provision for credit losses - loans	934	4,272	229
Balance at end of period	$27,998	$22,431	$17,141

	As of
	March 31, 2023	December 31, 2022	March 31, 2022
Asset quality:
Nonaccrual loans
Residential real estate	$1,443	$2,152	$2,181
Commercial real estate	1,912	2,781	3,365
Commercial business	1,528	2,126	817
Construction	9,382	9,382	9,382
Total nonaccrual loans	14,265	16,441	15,745
Other real estate owned	—	—	—
Total nonperforming assets	$14,265	$16,441	$15,745

Nonperforming loans as a % of total loans	0.52%	0.61%	0.79%
Nonperforming assets as a % of total assets	0.44%	0.51%	0.63%
ACL-loans as a % of total loans	1.01%	0.84%	0.86%
ACL-loans as a % of nonperforming loans	196.27%	136.43%	108.87%
Total past due loans to total loans	0.94%	0.60%	0.85%

Total nonaccrual loans decreased $2.2 million to $14.3 million as of March 31, 2023 when compared to December 31, 2022. Nonperforming assets as a percentage of total assets decreased to 0.44% at March 31, 2023, down from 0.51% at December 31, 2022. The ACL-Loans at March 31, 2023 was $28.0 million, representing 1.01% of total loans.

Past due loans increased to $26.1 million, or 0.94% of total loans, as of March 31, 2023, compared to $16.1 million, or 0.60% of total loans, as of December 31, 2022. Of the March 31, 2023 past due loans, $10.0 million of loans were between 31 - 33 days past due and have subsequently become current. As of April 19, 2023, past due loans were $18.6 million or 0.67% of total loans.

BANKWELL FINANCIAL GROUP, INC.
LOAN & DEPOSIT PORTFOLIO (unaudited)
(Dollars in thousands)

Period End Loan Composition	March 31, 2023	December 31, 2022	% Change
Residential Real Estate	$58,541	$60,588	(3.4)%
Commercial Real Estate(1)	1,960,712	1,921,252	2.1
Construction	177,115	155,198	14.1
Total Real Estate Loans	2,196,368	2,137,038	2.8
Commercial Business	543,457	520,447	4.4
Consumer	19,464	17,963	8.4
Total Loans	$2,759,289	$2,675,448	3.1%
(1) Includes owner occupied commercial real estate.
Gross loans totaled $2.8 billion at March 31, 2023, an increase of $83.8 million or 3.1% compared to December 31, 2022.

Period End Deposit Composition	March 31, 2023	December 31, 2022	% Change
Noninterest bearing demand	$377,667	$404,559	(6.6)%
NOW	89,896	104,057	(13.6)
Money Market	874,202	913,868	(4.3)
Savings	117,986	151,944	(22.3)
Time	1,338,557	1,226,390	9.1
Total Deposits	$2,798,308	$2,800,818	(0.1)%

Total deposits were $2.8 billion at March 31, 2023, a decrease of $2.5 million, or 0.1%, when compared to December 31, 2022.

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST INCOME (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest income	March 31, 2023	December 31, 2022	March 31, 2022	Mar 23 vs. Dec 22 % Change	Mar 23 vs. Mar 22 % Change
Bank owned life insurance	$281	$273	$260	2.9%	8.1%
Service charges and fees	286	343	240	(16.6)	19.2
Gains and fees from sales of loans	931	12	631	(7,658.3)	47.5
Other	28	(100)	(173)	(128.0)	116.2
Total noninterest income	$1,526	$528	$958	189.0%	59.3%
Noninterest income increased by $0.6 million to $1.5 million for the quarter ended March 31, 2023 compared to the quarter ended March 31, 2022. The increase in noninterest income was driven by an increase in SBA loan sales during the first quarter of 2023.
BANKWELL FINANCIAL GROUP, INC.
NONINTEREST EXPENSE (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest expense	March 31, 2023	December 31, 2022	March 31, 2022	Mar 23 vs. Dec 22 % Change	Mar 23 vs. Mar 22 % Change
Salaries and employee benefits	$6,081	$5,988	$4,940	1.6%	23.1%
Occupancy and equipment	2,084	1,919	2,150	8.6	(3.1)
Professional services	1,322	912	981	45.0	34.8
Data processing	671	663	654	1.2	2.6
Director fees	392	378	352	3.7	11.4
FDIC insurance	1,062	898	223	18.3	376.2
Marketing	151	112	45	34.8	235.6
Other	928	1,601	580	(42.0)	60.0
Total noninterest expense	$12,691	$12,471	$9,925	1.8%	27.9%

Noninterest expense increased by $2.8 million to $12.7 million for the quarter ended March 31, 2023 compared to the quarter ended March 31, 2022. The increase in noninterest expense was primarily driven by an increase in salaries and employee benefits expense, professional services expense, and FDIC insurance.
Salaries and employee benefits expense totaled $6.1 million for the quarter ended March 31, 2023, an increase of $1.1 million when compared to the same period in 2022. The increase in salaries and employee benefits expense was driven by an increase in full time equivalent employees, with full time equivalent employees totaling 135 at March 31, 2023 compared to 126 for the same period in 2022. The increase in salaries and employee benefits expense was also due to lower loan originations, which reduced the amount of the Bank's ability to defer expenses.
Professional services expense totaled $1.3 million for the quarter ended March 31, 2023, an increase of $0.3 million when compared to the same period in 2022. The increase in professional services expense was primarily driven by consulting fees.
FDIC insurance expense totaled $1.1 million for the quarter ended March 31, 2023, an increase of $0.8 million when compared to the same period in 2022. The increase in FDIC insurance expense is attributed to the overall balance sheet growth, increased use of brokered deposits, and an increase in FDIC insurance rates.

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

	As of
Computation of Tangible Common Equity to Tangible Assets	March 31, 2023	December 31, 2022	March 31, 2022
Total Equity	$242,307	$238,469	$210,220
Less:
Goodwill	2,589	2,589	2,589
Other intangibles	—	—	—
Tangible Common Equity	$239,718	$235,880	$207,631

Total Assets	$3,252,318	$3,252,449	$2,496,877
Less:
Goodwill	2,589	2,589	2,589
Other intangibles	—	—	—
Tangible Assets	$3,249,729	$3,249,860	$2,494,288

Tangible Common Equity to Tangible Assets	7.38%	7.26%	8.32%

	As of
Computation of Fully Diluted Tangible Book Value per Common Share	March 31, 2023	December 31, 2022	March 31, 2022
Total shareholders' equity	$242,307	$238,469	$210,220
Less:
Preferred stock	—	—	—
Common shareholders' equity	$242,307	$238,469	$210,220
Less:
Goodwill	2,589	2,589	2,589
Other intangibles	—	—	—
Tangible common shareholders' equity	$239,718	$235,880	$207,631

Common shares issued and outstanding	7,843,438	7,730,699	7,761,338

Fully Diluted Tangible Book Value per Common Share	$30.56	$30.51	$26.75

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited) - Continued
(Dollars in thousands)

	For the Quarter Ended
Computation of Efficiency Ratio	March 31, 2023	December 31, 2022	March 31, 2022
Noninterest expense	$12,691	$12,471	$9,925
Less:
Amortization of intangible assets	—	—	—
Other real estate owned expenses	—	—	—
Adjusted noninterest expense	$12,691	$12,471	$9,925
Net interest income	$25,541	$26,809	$19,510
Noninterest income	1,526	528	958
Less:
Net gain on sale of available for sale securities	—	—	—
Gain on sale of other real estate owned, net	—	—	—
Operating revenue	$27,067	$27,337	$20,468

Efficiency ratio	46.9%	45.6%	48.5%

	For the Quarter Ended
Computation of Return on Average Tangible Common Equity	March 31, 2023	December 31, 2022	March 31, 2022
Net Income Attributable to Common Shareholders	$10,379	$8,021	$8,212
Total average shareholders' equity	$240,833	$237,922	$207,541
Less:
Average Goodwill	2,589	2,589	2,589
Average Other intangibles	—	—	—
Average tangible common equity	$238,244	$235,333	$204,952

Annualized Return on Average Tangible Common Equity	17.67%	13.52%	16.25%

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	March 31, 2023			March 31, 2022
	Average Balance	Interest	Yield/ Rate (4)	Average Balance	Interest	Yield/ Rate (4)
Assets:
Cash and Fed funds sold	$315,566	$3,568	4.59%	$346,183	$154	0.18%
Securities(1)	129,881	956	2.49	112,337	754	2.69
Loans:
Commercial real estate	1,918,551	25,585	5.33	1,343,565	14,997	4.46
Residential real estate	59,444	643	4.33	73,835	671	3.64
Construction	166,254	2,825	6.80	102,179	1,033	4.04
Commercial business	542,399	10,421	7.68	383,115	4,625	4.83
Consumer	18,536	249	5.45	6,054	102	6.85
Total loans	2,705,184	39,723	5.87	1,908,748	21,428	4.49
Federal Home Loan Bank stock	5,271	94	7.27	2,835	15	2.10
Total earning assets	3,155,902	$44,341	5.62%	2,370,103	$22,351	3.77%
Other assets	84,063			100,469
Total assets	$3,239,965			$2,470,572

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$92,918	$37	0.16%	$112,199	$47	0.17%
Money market	907,739	6,385	2.85	969,527	1,180	0.49
Savings	136,333	727	2.16	194,463	101	0.21
Time	1,252,564	9,883	3.20	453,805	878	0.78
Total interest bearing deposits	2,389,554	17,032	2.89	1,729,994	2,206	0.52
Borrowed Money	161,202	1,717	4.26	84,452	586	2.77
Total interest bearing liabilities	2,550,756	$18,749	2.98%	1,814,446	$2,792	0.62%
Noninterest bearing deposits	403,920			405,400
Other liabilities	44,406			43,185
Total liabilities	2,999,082			2,263,031
Shareholders' equity	240,883			207,541

Total liabilities and shareholders' equity	$3,239,965			$2,470,572
Net interest income(2)		$25,592			$19,559
Interest rate spread			2.64%			3.15%
Net interest margin(3)			3.24%			3.30%
(1)Average balances and yields for securities are based on amortized cost.
(2)The adjustment for securities and loans taxable equivalency amounted to $51 thousand and $49 thousand for the quarters ended March 31, 2023 and 2022, respectively.
(3)Annualized net interest income as a percentage of earning assets.
(4)Yields are calculated using the contractual day count convention for each respective product type.